UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported): April 4, 2019

              OSHKOSH CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

           (920) 235-9151
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.    □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2019, Oshkosh Corporation (the "Company") announced that it has appointed John C. Pfeifer as Executive Vice President and Chief Operating Officer of the Company, a newly-created role, effective May 1, 2019.
Previously, Mr. Pfeifer, age 53, had served since November 2018 as Senior Vice President and President - Mercury Marine of Brunswick Corporation, a designer, manufacturer and marketer of recreation products ("Brunswick"), from 2014 to November 2018 as Vice President and President – Mercury Marine of Brunswick and from 2012 to 2014 as Vice President - Global Operations of Mercury Marine of Brunswick. Mercury Marine manufactures and sells recreational marine engines and marine parts and accessories.  From 2008 to 2014, Mr. Pfeifer was President of Brunswick Marine in EMEA (Europe, Middle East and Africa).  He joined Brunswick in 2006 as President of the Brunswick Asia Pacific Group.  Prior to his affiliation with Brunswick, Mr. Pfeifer held various executive positions with ITT Corporation (now known as ITT Inc.).
Mr. Pfeifer is expected to receive compensation, including an annual base salary, participation in the Company's annual incentive compensation plan, and annual awards under the Company's long-term incentive compensation plan, and be eligible to participate in the benefit plans and arrangements made available generally to the Company's executive officers, including entering into a Key Executive Employment and Severance Agreement with a cash severance benefit of two times base salary and bonus, all in a manner consistent with the compensation that the Company provides to its executive officers.  Such compensation and benefit plans and arrangements are described in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 21, 2018.  In addition, Mr. Pfeifer is expected to receive a sign-on cash bonus after commencement of his employment in the amount of $150,000, which is intended to offset the loss of a pro rata portion of the target short-term incentive from Mr. Pfeifer's previous employer.  Mr. Pfeifer is also expected to receive a one-time restricted stock unit grant under the Company's 2017 Incentive Stock and Awards Plan with a value of $3.8 million upon commencement of his employment, which is intended to offset the loss of certain unvested equity awards from Mr. Pfeifer's previous employer and will vest in three equal annual installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: April 4, 2019	By: /s/ Ignacio A. Cortina Ignacio A. Cortina Executive Vice President, General Counsel and Secretary

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